CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated October 22, 1999 relating to the financial statements which appear in F5 Networks Inc.'s Annual Report on Form 10-K for the year ended September 30, 1999.


PricewaterhouseCoopers LLP
Seattle, Washington
April 10, 2000